Exhibit 10.6

KINSALE CAPITAL GROUP, LTD.

2010 STOCK INCENTIVE PLAN

Effective May 13, 2010

1.             Purpose. The purpose of this Kinsale Capital Group, Ltd. 2010 Stock Incentive Plan (the “Plan”) is to further the long term stability and financial success of Kinsale Capital Group, Ltd. by retaining and attracting key employees and consultants of the Company through the use of incentives tied to the value of Class B Common shares of the Company.

2.             Definitions. As used in the Plan, the following terms have the meanings indicated:

(a)           “Applicable Withholding Taxes” means the aggregate amount of federal, state, local and/or foreign income and payroll taxes that the Company is required to withhold in connection with the grant, vesting or exercise of any Incentive Award.

(b)          “Board” means the board of directors of the Company.

(c)          “Code” means the Internal Revenue Code of 1986, as amended.

(d)          “Committee” means the committee appointed by the Board (as described in Section 11), or the entire Board if no committee is appointed.

(e)          “Company” means Kinsale Capital Group, Ltd., a company incorporated in the Island of Bermuda.

(f)           “Company Sale” means a Company Sale as defined in Section 16.G. of the Shareholders Agreement.

(g)          “Company Stock” means Class B Common Shares of the Company, par value $0.0001 per share, with the rights and obligations assigned to such shares as described in the Bye-Laws of the Company, as amended from time to time.

(h)          “Consultant” means any director, advisor, consultant or other natural person providing bona fide services to the Company or a Related Company, other than as an Employee.

(i)           “Date of Grant” means (i) with respect to an award of Restricted Stock, the date on which the Committee approves the material terms of the award; (ii) with respect to a Nonstatutory Option, the date on which the Committee completes the corporate action necessary to create a legally binding right constituting the Option, and (iii) with respect to an Incentive Stock Option, the date on which the Committee completes the corporate action constituting an offer of stock for sale to a Participant under the terms and conditions of the Incentive Stock Option; or (iv) with respect to any Incentive Award, such future date on which the grant is to be effective as specified by the Committee.

(j)           “Disability” or “Disabled” means, as to an Incentive Stock Option, a Disability within the meaning of Code Section 22(e)(3). As to all other Incentive Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

(k)          “Employee” means any individual common-law employee of the Company or a Related Company.

(l)           “Fair Market Value” means the value of a share of Company Stock determined by the Committee using the reasonable application of a reasonable valuation method in accordance with U.S. Treasury Regulations section 1.409A-1(b)(5)(iv)(B) (or any successor provision).

(m)         “Incentive Award” means any award of Restricted Stock or any Option granted under the Plan.

(n)          “Incentive Stock Option” means an Option intended to meet the requirements of, and to qualify for favorable federal income tax treatment under, Code Section 422.

(o)          “Nonstatutory Stock Option” means an Option which does not meet the requirements of Code Section 422, or even if meeting the requirements of Code Section 422, is not intended to be an Incentive Stock Option and is so designated.

(p)          “Option” means a right to purchase Company Stock granted under the Plan in accordance with Section 6.

(q)          “Participant” means a Service Provider who receives an Incentive Award under the Plan.

(r)           “Plan” shall have the meaning as defined in Section 1.

(s)           “Qualified Public Offering” means a Qualified Public Offering as defined in Section 16.M. of the Shareholders Agreement.

(t)            “Related Company” means, (i) for all purposes relating to Incentive Stock Options (including for purposes of determining any Ten Percent Shareholder as well as for purposes of determining eligibility to receive such awards), any “parent corporation” with respect to the Company within the meaning of Code Section 424(e) or any “subsidiary corporation” with respect to the Company within the meaning of Code Section 424(f); (ii) for purposes of determining eligibility to receive a Nonstatutory Stock Option, any corporation or other entity in a chain of corporations or other entities in which each corporation or other entity has a controlling interest (within the meaning of Treasury Regulations section 1.409A-1(b)(5)(E)(1) (or any successor provision)) in another corporation or other entity in the chain, beginning with the corporation or other entity in which the Company has a controlling interest; and (iii) for all other purposes under the Plan, any direct or indirect parent of the Company, any majority-owned subsidiary of the Company, and any majority-owned subsidiary of a direct or indirect parent of the Company.

(u)          “Restricted Stock” means Company Stock awarded upon the terms and subject to the restrictions set forth in Section 5.

(v)          “Service Provider” means an Employee or Consultant, provided that such person would satisfy the requirements of Rule 701 under the Securities Act of 1933, as amended.

(w)          “Shareholders Agreement” means the Amended and Restated Shareholders Agreement of the Company dated March 8, 2010, as amended from time to time.

(x)           “Ten Percent Shareholder” means a person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Related Company.

3.             Authorized Stock. Subject to Section 10 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 2,730,167 shares of Company Stock, which shall be authorized but unissued shares. All shares reserved for issuance under the Plan may be issued as Incentive Stock Options. Shares allocable to Incentive Awards or portions thereof granted under the Plan that expire or otherwise terminate unexercised may again be subjected to an Incentive Award under the Plan. For purposes of determining the number of shares that are available for Incentive Awards under the Plan, such number shall include the number of shares surrendered by a Participant or retained by the Company in payment of the exercise price of an Option or of Applicable Withholding Taxes.

4.             Eligibility. Any Service Provider who, in the judgment of the Committee, has contributed or can be expected to contribute to the profits or growth of the Company (or a Related Company) shall be eligible to receive an Incentive Award under the Plan. The Committee shall have the power and complete discretion, as provided in Section 11, to select eligible Service Providers to receive Incentive Awards and to determine for each Service Provider, consistent with the terms of the Plan, the type of award, the terms and conditions of the award and the number of shares to be allocated to each Service Provider as part of each award.

5.             Restricted Stock Awards.

(a)          Authority for Grants. The Committee may grant Restricted Stock to eligible Service Providers in accordance with the terms hereof; provided, however, that the Committee will not grant Restricted Stock or Options to any Service Provider which would result in any such Service Provider owning 5% or more of the issued share capital of the Company without the prior consent of the Bermuda Monetary Authority. Whenever the Committee deems it appropriate to grant Restricted Stock, notice shall be given to the Service Provider stating the number of shares of Restricted Stock granted and the terms and conditions to which the Restricted Stock is subject. This notice shall become an award agreement between the Company and the Service Provider. Restricted Stock may be awarded by the Committee in its discretion without cash consideration.

(b)          Transfer Restrictions. The Committee shall place such restrictions on the transferability and vesting of Restricted Stock as the Committee deems appropriate, including without limitation restrictions relating to continued service and/or performance goals. Except as otherwise specifically provided in the Participant’s award agreement, no shares of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on such shares as set forth in the Participant’s award agreement have lapsed or been removed pursuant to paragraph (f) below.

(c)          Shareholder Rights. Upon grant of any Restricted Stock award, and as a condition thereof, the Company may require the Participant to enter into the Shareholders Agreement or a separate agreement with the Company restricting the Participant’s ability to transfer any shares of Company Stock acquired under the Restricted Stock award, and may require a customary written indication of the Participant’s investment intent. A Participant shall, subject to the restrictions set forth in paragraph (b) above and the restrictions imposed by any such shareholders’ agreement, have all the rights of a shareholder with respect to any shares of Restricted Stock which he or she has been awarded, including, but not limited to, the right to receive all dividends and other distributions paid thereon, subject to the Shareholders Agreement and the Company Bye-Laws. Until the Participant has made any required payment upon grant of the Restricted Stock, including any Applicable Withholding Taxes, he or she shall possess no shareholder rights with respect to any shares subject to the Restricted Stock award.

(d)          Dividends. Unless otherwise provided by the Committee in the award agreement, (i) any dividends or other distributions with respect to any outstanding shares of Restricted Stock that are payable in Company Stock shall be subject to the same restrictions as the underlying shares of Restricted Stock; and (ii) any dividends or other distributions payable in cash shall be withheld and accumulated without interest in an unfunded bookkeeping account for the Participant, which account shall be subject to the same restrictions to which the underlying shares of Restricted Stock are subject, and which shall be distributable in cash upon and to the extent of the lapsing or removal of such restrictions, or forfeitable (as the case may be) to the Company upon and to the extent the underlying shares of Restricted Stock are forfeited. Such bookkeeping account shall be paid, if at all, from the general assets of the Company, and the Participant’s right to receive any amounts credited to such account shall be solely that of an unsecured general creditor of the Company.

(e)          Share Certificates. Certificates representing Restricted Stock shall be held by the Company until the restrictions lapse and shall bear a legend referring to the restrictions set forth in the Plan and the Participant’s award agreement, and any other legend deemed desirable by the Company’s counsel to comply with federal or state securities laws. Upon request the Participant shall provide the Company with appropriate stock powers endorsed in blank.

(f)          Lapsing of Restrictions. The Committee shall establish as to each award of Restricted Stock the terms and conditions upon which the restrictions set forth in paragraph (b) above shall lapse. Such terms and conditions may include, without limitation, the lapsing of such restrictions as a result of the Disability or death of the Participant or the occurrence of a Company Sale or Qualified Public Offering. Notwithstanding the foregoing, the Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all such restrictions.

(g)          Applicable Withholding Taxes. Each Participant shall agree at the time his or her Restricted Stock is granted, and as a condition thereof, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company of, Applicable Withholding Taxes. Applicable Withholding Taxes may be paid in cash or, if the grant agreement or the Committee by separate action so provides, the Participant may elect to (i) deliver shares of Company Stock to which the Participant has good title, free and clear of all liens and encumbrances or (ii) have the Company retain shares of Company Stock subject to the award, sufficient in either case to satisfy all or a specified portion of the Applicable Withholding Taxes, based on the Fair Market Value of the Company Stock as of the date the Applicable Withholding Taxes are required to be withheld. The Committee shall have sole discretion to approve or disapprove any such election. The Participant and the Committee may make any other arrangements for payment of the Applicable Withholding Taxes which the Committee deems appropriate in its sole discretion.

6.             Options.

(a)          Authority for Grants. The Committee may grant Options to eligible Service Providers in accordance with the terms hereof. Whenever the Committee deems it appropriate to grant Options, notice shall be given to the Service Provider stating the number of shares for which Options are granted, the Option price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options and the conditions to which the grant and exercise of the Options are subject. This notice shall become an award agreement between the Company and the Service Provider.

(b)          Exercise Price. The exercise price per share of Company Stock covered by an Option shall not be less than 100% of the Fair Market Value per share of such stock on the Date of Grant. If the Option is an Incentive Stock Option and the Participant is a Ten Percent Shareholder, the exercise price per share shall be not less than 110% of the Fair Market Value per share of Company Stock on the Date of Grant.

(c)          Term. Options may be exercised in whole or in part at the times as may be specified by the Committee in the Participant’s award agreement; provided that no Option may be exercised after the expiration of ten (10) years from the Date of Grant. If the Option is an Incentive Stock Option and the Participant is a Ten Percent Shareholder, the Option may not be exercised after the expiration of five (5) years from the Date of Grant.

(d)          Nontransferability. Options shall not be transferable except to the extent specifically provided in the grant agreement to a revocable trust or otherwise as permitted under Rule 701 of the Securities Act of 1933, as amended. Incentive Stock Options, by their terms, shall not be transferable except by will or the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by the Participant.

(e)          Additional Requirements for Incentive Options. The following additional terms and conditions shall apply with respect to any grant of Incentive Stock Options:

(i)          Incentive Stock Options shall be granted only to Employees.

(ii)          An Incentive Stock Option by its terms shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which options are exercisable for the first time during the calendar year does not exceed $100,000 (the “Limitation Amount”). Incentive Stock Options granted under the Plan and similar incentive options granted under all other plans of the Company and any Related Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

(iii)         No Incentive Stock Option may be exercised after the first to occur of (a) ten years from the Date of Grant (five years if the Participant is a Ten Percent Shareholder), (b) three months following the date of the Participant’s retirement or termination of employment for reasons other than Disability or death, (c) one year following the date of the Participant’s termination of employment on account of Disability or death, or (d) one year following the date of the Participant’s death during the first three months following the Participant’s termination of employment for a reason other than death.

(iv)         An Incentive Stock Option shall be subject to such other conditions on exercise as may be imposed under the Code.

(f)          Additional Requirements for California Residents. The award agreement with respect to an Option that is granted to a Participant resident in the state of California shall provide that unless a Participant’s employment is terminated for cause (as determined in the discretion of the Committee), the Participant shall be entitled to exercise the Option until the earlier of (i) the expiration date of the Option or (ii) if the termination of employment was caused by the Participant’s death or Disability, the date which is at least six months following such termination of employment or (iii) if the termination of employment was for a reason other than death or Disability, the date which is at least 30 days following such termination of employment.

(g)          Vesting. The Committee shall establish as to each Option award the terms and conditions upon which the Participant’s right to exercise the Option shall vest, including without limitation vesting schedules relating to continued service and/or performance goals. Such terms and conditions may include, without limitation, accelerated vesting as a result of the Disability or death of the Participant or the occurrence of a Company Sale or Qualified Public Offering. Notwithstanding the foregoing, the Committee may at any time, in its sole discretion, accelerate the time at which the Participant’s right to exercise an Option vests.

(h)          Exercise. Options may be exercised by the Participant by giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option. Such notice shall be effective only if accompanied by the exercise price in full in cash; provided, however, that if the grant agreement or the Committee by separate action so provides, the Participant may elect to (i) deliver shares of Company Stock to which the Participant has good title, free and clear of all liens and encumbrances or (ii) have the Company retain shares of Company Stock issuable upon exercise of the Option, sufficient in either case to satisfy all or a specified portion of the exercise price, based on the Fair Market Value of the Company Stock as of the date of exercise. The Committee shall have sole discretion to approve or disapprove any such election. The Participant and the Committee may make any other arrangements for payment of the exercise price which the Committee deems appropriate in its sole discretion.

(i)          Applicable Withholding Taxes. Each Participant shall agree at the time his or her Option is exercised, and as a condition thereof, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company of, Applicable Withholding Taxes. Applicable Withholding Taxes may be paid in cash or, if the grant agreement or the Committee by separate action so provides, the Participant may elect to (i) deliver shares of Company Stock to which the Participant has good title, free and clear of all liens and encumbrances or (ii) have the Company retain shares of Company Stock issuable upon exercise of the Option, sufficient in either case to satisfy all or a specified portion of the Applicable Withholding Taxes, based on the Fair Market Value of the Company Stock as of the date the Applicable Withholding Taxes are required to be withheld. The Committee shall have sole discretion to approve or disapprove any such election. The Participant and the Committee may make any other arrangements for payment of the Applicable Withholding Taxes which the Committee deems appropriate in its sole discretion.

(j)          Shareholder Rights. As a condition of the exercise of any Option award, the Company may require the Participant to enter into the Shareholders Agreement or a separate agreement with the Company restricting the Participant’s ability to transfer any shares of Company Stock acquired upon exercise of the Option, and may require a customary written indication of the Participant’s investment intent. The Company may place on any certificate representing Company Stock issued upon the exercise of an Option any legend deemed desirable by the Company’s counsel to comply with applicable securities laws. Until the Participant has made any required payment upon exercise, including any Applicable Withholding Taxes, he or she shall possess no shareholder rights with respect to any shares subject to the Option award.

7.             Securities Laws. The Committee may suspend the right to exercise an Option or delay or cancel the grant, vesting or lapse in restrictions with respect to Options or Restricted Stock at any time when the Committee determines that allowing such exercise, grant, vesting or lapse in restrictions would violate any federal or state securities laws. The Committee may provide in its discretion that any time periods to exercise the Option are tolled during a period of suspension.

8.             Effective Date of the Plan. The Plan was approved by the Board on May ___, 2010 and shall become effective as of the date on which it is approved by the shareholders of the Company. No awards of Restricted Stock shall be granted under the Plan and no Options granted under the Plan shall become exercisable until (i) the Plan has been approved by the Company’s shareholders and (ii) the requirements of any applicable federal or state securities laws have been met.

9.             Termination, Modification, Change. If not sooner terminated by the Board, this Plan shall terminate at the close of the business day that is the day immediately preceding the tenth anniversary of the date on which the Plan was approved by the Board (as provided in Section 8). No Incentive Awards shall be made under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable prior to such date; provided, that, if and to the extent required by the Code or applicable federal or state securities law or regulations thereunder, no change shall be made that materially increases the total number of shares of Company Stock reserved for issuance pursuant to Incentive Awards granted under the Plan (except pursuant to Section 10), materially expands the class of persons eligible to receive Incentive Awards, or materially increases the benefits accruing to Participants under the Plan, unless such change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may amend the Plan and unilaterally amend outstanding Incentive Awards as it deems appropriate to ensure compliance with applicable federal or state securities laws or regulations thereunder and to cause Incentive Awards to meet the requirements of the Code and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, detrimentally affect a Participant’s rights under an Incentive Award previously granted to him.

10.           Change in Capital Structure.

(a)          In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company’s capital stock without the receipt of consideration by the Company, the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Incentive Awards then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan under Section 3, the exercise price and all other relevant provisions of outstanding Incentive Awards shall be proportionately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Incentive Award and/or fractional cents with respect to the exercise price of any outstanding Option award, the Committee shall round down the number of shares covered by the Incentive Award to the nearest whole share so as to eliminate the fractional shares, and shall round up the exercise price of the outstanding Option to the nearest whole cent so as to eliminate the fractional cents.

(b)          In the event of a Company Sale, or if the Company is otherwise a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company’s assets, the Committee may take such actions with respect to outstanding Incentive Awards as the Committee deems appropriate, subject to the Bye-Laws of the Company and the Shareholders Agreement as in effect at the time of such event.

(c)          Notwithstanding anything in the Plan or any award agreement to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes.

11.           Administration of the Plan. The Plan shall be administered by the Committee, the members of which shall be appointed by and serve at the pleasure of the Board. In the event a Committee is not appointed, the Board shall serve as the Committee. The Committee shall have general authority to impose any limitation or condition upon an Incentive Award the Committee deems appropriate to achieve the objectives of the Incentive Award and the Plan and, without limitation and in addition to powers set forth elsewhere in the Plan, shall have the following specific authority:

(a)          The Committee shall have the power and complete discretion to determine (i) which eligible Service Providers shall receive Incentive Awards and the nature of each Incentive Award, (ii) the number of shares of Company Stock to be covered by each Incentive Award, (iii) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options, (iv) the Fair Market Value of Company Stock, (v) the time or times when an Incentive Award shall be granted, (vi) whether an Incentive Award shall become vested over a period of time and when it shall be fully vested, (vii) when Options may be exercised, (viii) whether a Disability exists, (x) the manner in which payment of the exercise price will be made upon the exercise of Options, (x) conditions relating to the length of time before disposition of Company Stock received upon the exercise of Options is permitted, (xii) whether to approve a Participant’s election (A) to deliver shares of Company Stock to satisfy Applicable Withholding Taxes or (B) to have the Company withhold from the shares to be issued upon the exercise of an Option the number of shares necessary to satisfy Applicable Withholding Taxes, (xii) notice provisions relating to the sale of Company Stock acquired under the Plan, (xiii) whether or not to remove, waive or make exceptions to any restrictions set forth in the Plan or in the grant agreement with respect to any Incentive Award; and (xiv) any additional requirements relating to Incentive Awards that the Committee deems appropriate in its sole discretion.

(b)          The Committee shall have the power and authority to delegate its powers under the Plan to an appropriate officer or officers of the Company, provided that any delegation to an officer or officers of the Committee’s power to grant Incentive Awards under the Plan shall be done in compliance with all applicable laws.

(c)          The Committee may adopt rules and regulations for carrying out the Plan. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel. A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting. The Board from time to time may appoint members previously appointed and may fill vacancies, however caused, in the Committee.

12.           Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to the Company – at its principal business address to the attention of the Treasurer; (b) if to any Participant – at the last address of the Participant known to the sender at the time the notice or other communication is sent..

13.           No Right to Continued Employment or Service. The grant of an Incentive Award shall not obligate the Company or any Related Company to pay a Service Provider any particular amount of remuneration, to continue the employment or other service of the Service Provider after the grant or to make further grants to the Service Provider at any time thereafter

14.           Interpretation. The terms of this Plan shall be governed by the laws of Delaware, without regard to the conflict of law provisions of any jurisdiction.

[ SIGNATURE PAGE FOLLOWS ]

IN WITNESS WHEREOF, the Company has caused this Plan to be executed on this 13th day of May, 2010.

KINSALE CAPITAL GROUP, LTD.

/s/ Michael P. Kehoe
Michael P. Kehoe

/s/ Greg M. Share
Greg M. Share

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